Exhibit 3.1

SYNTIANT CORP.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Syntiant Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The name of this corporation is Syntiant Corp. and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 5, 2017.

SECOND: The Amended and Restated Certificate of Incorporation in the form of Exhibit A attached hereto has been duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware.

The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed on April 10, 2026.

SYNTIANT CORP.

By:	/s/ Kurt F. Busch
Kurt F. Busch
President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SYNTIANT CORP.

ARTICLE I

The name of this corporation is Syntiant Corp. (the “Company”).

ARTICLE II

The address of the Company’s registered office in the State of Delaware is 838 Walker Road Suite 21-2 Dover, County of Kent, DE 19904. The name of its registered agent at such address is Registered Agent Solutions, Inc.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The aggregate number of shares that the Company shall have authority to issue is 151,974,609, consisting of 97,743,893 shares of common stock, each with the par value of $0.0001 per share (the “Common Stock”), and 54,230,716 shares of Preferred Stock, each with the par value of $0.0001 per share. The Preferred Stock may be issued in multiple series, of which one such series shall be denominated the “Series A-1 Preferred”, one such series shall be denominated the “Series A-2 Preferred”, one such series shall be denominated the “Series B Preferred”, one such series shall be denominated the “Series C Preferred”, one such series shall be denominated the “Series C-1 Preferred”, one such series shall be denominated the “Series D-1 Preferred”, one such series shall be denominated the “Series D-2 Preferred,” and one such series shall be denominated the “Series Junior Preferred” (collectively, the “Preferred Stock”). The Series A-1 Preferred shall consist of 3,430,528 authorized shares. The Series A-2 Preferred shall consist of 1,090,896 authorized shares. The Series B Preferred shall consist of 7,644,902 authorized shares. The Series C Preferred shall consist of 7,080,764 authorized shares. The Series C-1 Preferred shall consist of 6,405,456 authorized shares. The Series D-1 Preferred shall consist of 15,604,542 authorized shares. The Series D-2 Preferred shall consist of 10,835,048 authorized shares. The Series Junior Preferred shall consist of 2,138,580 authorized shares.

ARTICLE V

Unless otherwise indicated, references to “sections” or “subsections” in this ARTICLE V refer to sections and subsections of this ARTICLE V. The terms and provisions of the Preferred Stock and Common Stock are as follows:

1.
Definitions.
(a)
“Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which banks are not required to be open or are authorized to close in New York, New York.
(b)
“Board of Directors” shall mean the Board of Directors of the Company.
(c)
“Common Directors” shall mean the two (2) directors elected by the holders of the then outstanding shares of Common Stock, voting separately as a single class.
(d)
“Company” shall mean Syntiant Corp.
(e)
“Conversion Price” shall mean $1.166 per share for the Series A-1 Preferred, $0.97167 per share for the Series A-2 Preferred, $3.27015 per share for the Series B Preferred and $4.94297 per share for the Series C Preferred, $9.59848 per share for the Series C-1 Preferred, $9.59848 per share for the Series D-1 Preferred, $9.59848 per share for the Series D-2 Preferred, and $9.59848 per share for the Series Junior Preferred (each subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).
(f)
“Convertible Securities” shall mean any bonds, debentures, notes or other evidences of indebtedness, and any options, warrants, purchase rights or any other securities convertible into, exercisable for, or exchangeable, in each case directly or indirectly, for Common Stock.
(g)
“Distribution” shall mean the transfer of cash, property or securities without consideration, whether by way of dividend or otherwise, or the purchase of shares of the Company (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers or directors at a price not greater than the amount paid by such persons for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.
(h)
“Dividend Rate” shall mean an annual rate of $0.09328 per share for the Series A-1 Preferred, $0.07773 per share for the Series A-2 Preferred, $0.26161 per share for the Series B Preferred, $0.39544 per share for the Series C Preferred, $0.76788 per share for the Series C-1 Preferred, $0.76788 per share for the Series D-1 Preferred, and $0.76788 per share for the Series D-2 Preferred (each subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).
(i)
“Filing Date” shall mean the date of the filing of this Amended and Restated Certificate of Incorporation.

(j)
A “Liquidation Event” shall be deemed to be occasioned by, or to include each of the following: (i) the liquidation, dissolution or winding up of the Company; (ii) the merger, acquisition or consolidation of the Company by means of any transaction or series of related transactions, provided, that, the applicable transaction shall not be deemed a Liquidation Event if the Company’s stockholders constituted immediately prior to such transaction hold more than fifty percent (50%) of the voting power of the surviving or acquiring entity (or its parent) immediately following such transaction; (iii) any transaction or series of related transactions to which the Company is a party in which more than fifty percent (50%) of the Company’s voting power is transferred (taking into account only voting power resulting from stock held by such stockholders prior to such transaction); and (iv) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (including, without limitation, the sale or disposition (by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, transfer or other disposition is to a wholly-owned subsidiary of the Company); provided, that, a Liquidation Event shall not include (x) a merger or consolidation with a wholly-owned subsidiary of the Company; (y) a merger effected exclusively for the purpose of changing the domicile of the Company; or (z) any transaction or series of related transactions principally for bona fide equity financing purposes of the Company in which the Company is the surviving corporation. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).
(k)
“Liquidation Preference” shall mean the greater of (i) the Original Issue Price specified for each share of Preferred Stock, plus declared but unpaid dividends on such share and (ii) such amount per share as would have been payable had such share of Preferred Stock converted into Common Stock pursuant to Section 4 immediately prior to a Liquidation Event (in each case, subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).
(l)
“Options” shall mean any warrants, rights or options to subscribe for, purchase or otherwise acquire Convertible Securities or Common Stock (excluding Convertible Securities and Common Stock issued in accordance with Section 4(i)(ii) of this Article V).
(m)
“Original Issue Date” shall mean the date that the first shares of Series Junior Preferred Stock are issued.
(n)
“Original Issue Price” shall mean $1.166 for each outstanding share of Series A-1 Preferred, $0.97167 for each outstanding share of Series A-2 Preferred, $3.27015 for each outstanding share of Series B Preferred, $4.94297 for each outstanding share of Series C Preferred, $9.59848 for each outstanding share of Series C-1 Preferred, $9.59848 for each outstanding share of Series D-1 Preferred, $9.59848 for each outstanding share of Series D-2 Preferred, and $9.59848 for each outstanding share of Series Junior Preferred (each subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).
(o)
“Preferred Director” means the Series A-1 Director, Series B Director, Series C Director and/or Series D Directors, as applicable.

(p)
“Preferred Stock” shall mean the Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D-1 Preferred, Series D-2 Preferred, and Series Junior Preferred.
(q)
“Purchase Agreement” shall mean that certain Series Junior Preferred Stock Purchase Agreement, dated on or about the Original Issue Date, by and among the Company and the purchasers of Series Junior Preferred Stock named therein, as such agreement is amended from time to time.
(r)
“Qualified IPO” shall mean a firmly committed underwritten initial public offering, lead managed by an underwriter of national standing, pursuant to the Securities Act, on Form S-1 (as defined in the Securities Act) or a successor form; provided, however, that (i) the per share price to the public is not less than $14.40 (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein) (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $100,000,000, and (iii) the Common Stock is listed on the Nasdaq Stock Market’s National Market or the New York Stock Exchange.
(s)
“Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.
(t)
“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(u)
“Senior Preferred Stock” shall collectively mean the Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D-1 Preferred, and Series D-2 Preferred.
(v)
“Series A-1 Director” shall mean the one (1) director elected by the holders of the then outstanding shares of Series A-1 Preferred, voting exclusively as a separate class.
(w)
“Series A Preferred Stock” shall collectively mean the Series A-1 Preferred and Series A-2 Preferred.
(x)
“Series A-1 Preferred” shall mean the Series A-1 Preferred Stock of the Company.
(y)
“Series A-2 Preferred” shall mean the Series A-2 Preferred Stock of the Company.
(z)
“Series B Director” shall mean the one (1) director elected by the holders of the then outstanding shares of Series B Preferred, voting exclusively as a separate class.
(aa)
“Series B Preferred” shall mean the Series B Preferred Stock of the Company.

(bb)
“Series C Director” shall mean the one (1) director elected by the holders of the then outstanding shares of Series C Stock, voting exclusively as a separate class.
(cc)
“Series C Preferred” shall mean the Series C Preferred Stock of the Company.
(dd)
“Series C-1 Preferred” shall mean the Series C-1 Preferred Stock of the Company.
(ee)
“Series C Stock” shall collectively mean the Series C Preferred and the Series C-1 Preferred.”
(ff)
“Series D Directors” shall mean the three (3) directors elected by the holders of the then outstanding shares of Series D Preferred Stock, voting exclusively as a separate class.
(gg)
“Series D Original Issue Date” shall mean the date that the first shares of Series D Preferred Stock were issued.
(hh)
“Series D Preferred Stock” shall collectively mean the Series D-1 Preferred and the Series D-2 Preferred.
(ii)
“Series D-1 Preferred” shall mean the Series D-1 Preferred Stock of the Company.
(jj)
“Series D-2 Preferred” shall mean the Series D-2 Preferred Stock of the Company.
(kk)
“Series Junior Preferred” or “Series Junior Preferred Stock” shall mean the Series Junior Preferred Stock of the Company.
2.
Dividends.
(a)
Series D Accrued Dividends. From and after the Series D Original Issue Date, each then-outstanding share of Series D-1 Preferred and Series D-2 Preferred, as applicable, shall accrue cumulative dividends on an annual basis in arrears, at the applicable Dividend Rate of each such share; provided, that in no event shall the aggregate value of all accumulated and accrued dividends with respect to any shares of Series D-1 Preferred or Series D-2 Preferred, as applicable, exceed 30.0% of the Original Issue Price of such shares (the dividend described in this section, the “Series D Dividend”). Series D Dividends shall accrue starting from the Series D Original Issue Date, on an annual basis based on 365 days, whether or not declared, and shall be cumulative and fully paid prior to and in preference to any declaration or payment of any dividend or any other distribution on any other class or series of capital stock of the Company. Series D Dividends shall cease to accrue and be paid, unless prohibited by Section 170 of the General Corporation Law of the State of Delaware, solely in additional whole shares of Series D-1 Preferred with respect to outstanding shares of Series D-1 Preferred, and paid solely in additional whole shares of Series D-2 Preferred with respect to outstanding shares of Series D-2 Preferred, in each case paid only immediately prior to, and in connection with, the earliest of (i) at the option of the holder of such shares, the conversion of any outstanding shares of Series D-1 Preferred or Series D-2 Preferred, as applicable, pursuant to the terms of this Amended and Restated Certificate of Incorporation, (ii)

a Liquidation Event, or (iii) a Qualified IPO (each such payment date, a “Series D Dividend Payment Date”). The number of shares of Series D-1 Preferred or Series D-2 Preferred, as applicable, paid as the Series D Dividend upon the Series D Dividend Payment Date shall be calculated as (1) the aggregate value of all accumulated and accrued dividends with respect to the applicable share of Series D-1 Preferred or Series D-2 Preferred, divided by (2) the Original Issue Price of the applicable shares of Series D-1 Preferred or Series D-2 Preferred; provided, that all shares of Series D Preferred Stock paid as the Series D Dividend to each holder shall be aggregated and rounded down to the nearest whole share and no fractional shares of Series D Preferred shall be issued upon the payment of the Series D Dividend. All shares of Series D Preferred Stock issued as of the Series D Dividend Payment Date shall be duly authorized, fully paid, non-assessable.
(b)
Treatment of Preferred Stock. The holders of shares of Preferred Stock shall be entitled to receive dividends at the Dividend Rate specified for such shares of Preferred Stock, payable in cash or in kind at the election of the Board of Directors, out of any assets at the time legally available therefor, when, as and if declared by the Board of Directors, prior and in preference to the Common Stock. No dividends other than those payable solely in Common Stock shall be paid on any Common Stock unless and until the aforementioned dividend is paid on each outstanding share of Preferred Stock. Except as otherwise provided herein, the Board of Directors is under no obligation to declare dividends, no rights shall accrue to the holders of Preferred Stock if dividends are not declared, and any dividends on the Preferred Stock shall be noncumulative. The holders of the outstanding Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 2(b) upon the affirmative vote or written consent of the holders of a majority of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis).
(c)
Participation. If, after dividends in the full preferential amounts specified in Sections 2(a) and 2(b) for the Preferred Stock have been paid or declared and set apart in any calendar year of the Company, the Board of Directors shall declare additional dividends out of funds legally available therefor in that calendar year, then such additional dividends shall be declared pro rata on the Common Stock and Preferred Stock, treating for this purpose all shares of Preferred Stock as if they had been converted into Common Stock pursuant to Section 4. The Company shall make no Distribution to the holders of shares of Common Stock except in accordance with (i) Section 2(a), Section 2(b) and this Section 2(c) or (ii) Section 3.
(d)
Non-Cash Distribution. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors, which affirmative vote must include at least one Preferred Director.
3.
Liquidation Rights.
(a)
Preferential Distribution of Assets to Holders of Series D-1 Preferred on Liquidation. In the event of any Liquidation Event, either voluntary or involuntary, the holders of the Series D-1 Preferred then outstanding shall be entitled to receive, out of the assets of the Company, the Liquidation Preference specified for each share of Series D-1 Preferred then held by such holder before any payment shall be made or any assets distributed to the holders of Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series D-2 Preferred, Series Junior Preferred, and Common Stock. If upon the Liquidation Event, the assets to be distributed among the holders of the Series D-1 Preferred are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the holders of shares of Series D-1 Preferred shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by such holders upon such distribution if all amounts payable on or with respect to such shares were paid in full under this subsection (a).
(b)
Preferential Distribution of Assets to Holders of Series D-2 Preferred on Liquidation. In the event of any Liquidation Event, either voluntary or involuntary, and in the event there remain any assets of the Company available for distribution to the stockholders after the payment in full of the amounts to which the holders of Series D-1 Preferred are entitled pursuant to subsection (a) above, the holders of the Series D-2 Preferred then outstanding shall be entitled to receive, out of the assets of the Company, the Liquidation Preference specified for each share of Series D-2 Preferred then held by such holder before any payment shall be made or any assets distributed to the holders of Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred, Series C-1 Preferred, Series Junior Preferred, and Common Stock. If upon the Liquidation Event, the assets to be distributed among the holders of the Series D-2 Preferred are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the holders of shares of Series D-2 Preferred shall share ratably in a distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by such holders upon such distribution if all amounts payable on or with respect to such shares were paid in full under this subsection (b).
(c)
Preferential Distribution of Assets to Other Holders of Senior Preferred Stock on Liquidation. In the event of any Liquidation Event, either voluntary or involuntary, and in the event there remain any assets of the Company available for distribution to the stockholders after the payment in full of the amounts to which the holders of Series D Preferred Stock are entitled pursuant to subsections (a) and (b) above, the holders of the Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred, and Series C-1 Preferred then outstanding shall be entitled to receive, out of the assets of the Company, the Liquidation Preference specified for each share of Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred or Series C-1 Preferred, as applicable, then held by such holder before any payment shall be made or any assets distributed to the holders of the Series Junior Preferred or Common Stock. If upon the Liquidation Event, the assets to be distributed among the holders of the Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred and Series C-1 Preferred are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the holders of shares of Series A-1 Preferred, Series A-2 Preferred, Series B Preferred, Series C Preferred and Series C-1 Preferred shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by such holders upon such distribution if all amounts payable on or with respect to such shares were paid in full under this subsection (c).
(d)
Preferential Distribution of Assets to Holders of Series Junior Preferred on Liquidation. In the event of any Liquidation Event, either voluntary or involuntary, and in the event there remain any assets of the Company available for distribution to the stockholders after the payment in full of the amounts to which the holders of Senior Preferred Stock are entitled pursuant to subsections (a), (b), and (c) above, the holders of the Series Junior Preferred then outstanding shall be entitled to receive, out of the assets of the Company, the Liquidation

Preference specified for each share of Series Junior Preferred then held by such holder before any payment shall be made or any assets distributed to the holders of Common Stock. If upon the Liquidation Event, the assets to be distributed among the holders of the Series Junior Preferred are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the holders of shares of Series Junior Preferred shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by such holders upon such distribution if all amounts payable on or with respect to such shares were paid in full under this subsection (d).
(e)
Remaining Assets. After the payment to the holders of Preferred Stock of the full preferential amount specified above, any remaining assets of the Company shall be distributed pro rata among the holders of the Common Stock in proportion to the number of shares of Common Stock held by each such holder.
(f)
Shares not Treated as Both Preferred Stock and Common Stock. In connection with a Liquidation Event, shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any Distribution, or series of Distributions, as shares of Common Stock, without first forgoing participation in the Distribution, or series of Distributions, as shares of Preferred Stock.
(g)
Determination of Value if Proceeds Other than Cash. In any Liquidation Event, if the proceeds received by the Company or its stockholders are other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:
(i)
Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:
(A)
If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading‑day period ending three (3) trading days prior to the closing of the Liquidation Event;
(B)
If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading‑day period ending three (3) trading days prior to the closing of the Liquidation Event; and
(C)
If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.
(ii)
The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

(h)
Allocation of Escrow. In the event of any Liquidation Event, if any portion of the consideration payable to the stockholders of the Company is payable only upon satisfaction of contingencies (the “Additional Consideration”), the definitive agreement related to such Liquidation Event shall provide that (i) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of the capital stock of the Company in accordance with Section 3(a), Section 3(b), Section 3(c), Section 3(d) and Section 3(e) as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and (ii) any Additional Consideration which becomes payable to the stockholders of the Company upon satisfaction of such contingencies shall be allocated among the holders of the capital stock of the Company in accordance with Section 3(a), Section 3(b), Section 3(c), Section 3(d) and Section 3(e) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 3(h), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation Event shall be deemed to be Additional Consideration.
4.
Conversion. The Preferred Stock shall have conversion rights as follows:
(a)
Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Preferred Stock. Each share of Preferred Stock shall be convertible into that number of fully-paid and non-assessable shares of Common Stock that is equal to the Original Issue Price for such series divided by the Conversion Price for such series, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.
(b)
Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such share immediately upon (i) the consummation of a Qualified IPO, (ii) in the event such conversion is elected in connection with an initial public offering of the Company’s shares of common stock at a per share price to the public is not less than 1.25x the Original Issue Price of the Series D-2 Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein) upon the affirmative vote or written consent of the holders of a majority of the then-outstanding shares of Preferred Stock, voting together as a single class and not as a separate series, and on an as-converted basis, or (iii) in all events other than those listed in sub (i) and (ii) of this sentence, the affirmative vote or written consent of the holders of (A) a majority of the then outstanding shares of Preferred Stock, voting together as a single class and not as separate series, and on an as-converted basis, (B) a majority of the then outstanding shares of Series D-1 Preferred, voting as a separate series and on an as-converted basis and (C) a majority of the then outstanding shares of Series D-2 Preferred, voting as a separate series and on an as-converted basis, and such shares may not be reissued by the Company.
(c)
Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of any shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay the fair market value cash equivalent of such fractional share as determined in good faith by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificate(s) therefor, such holder shall surrender such holder’s Preferred Stock certificate or certificates, duly endorsed, at the principal corporate office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert such shares; provided, however, that in the event of an automatic conversion pursuant to Section 4(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided further, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed certificates.

The Company shall, as soon as practicable after delivery of the Preferred Stock certificate(s), issue and deliver to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Company (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(d)
Adjustments for Subdivisions or Combinations of Common Stock. If at any time or from time to time after the Original Issue Date, the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock without a corresponding subdivision of the Preferred Stock, the Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If at any time or from time to time after the

Original Issue Date, if the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock without a corresponding combination of the Preferred Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.
(e)
Adjustments for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of securities, whether by capital reorganization, recapitalization, reclassification or other event (other than a subdivision or combination of shares pursuant to Section 4(d) above), concurrently with the effectiveness of such capital reorganization, recapitalization, reclassification or other event, the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of securities equivalent to the number of such shares or securities that would have been received by the holder of a number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such capital reorganization, recapitalization, reclassification or other event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the capital reorganization, recapitalization, reclassification or other event to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number and type of shares or other securities issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.
(f)
Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time after the Original Issue Date, the Company shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction equal to:
(i)
the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(ii)
the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive (A) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event or (B) a dividend or other distribution of shares of Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(g)
Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Original Issue Date, the Company shall make or issue, or fix a record date for the determination of holders of capital stock of the Company entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock or a distribution of shares of Series D Preferred Stock in respect of outstanding shares of Series D Preferred Stock pursuant to the provisions of Section 2 above) or in other property and the provisions of Section 4(f) above do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.
(h)
Adjustments for Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by a reorganization, merger or consolidation of the Company with or into another entity, or the sale of all or substantially all of the Company’s properties and assets to any other person or entity (other than as provided for elsewhere in this Section 4 or a transaction subject to Section 3 above) then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of the then outstanding Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor entity resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion of the Preferred Stock would have been entitled to receive upon such capital reorganization, merger consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights and interests of the holders of the then outstanding Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including adjustments of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.
(i)
Adjustments for Dilutive Issuances.
(i)
If at any time or from time to time after the Original Issue Date, the Company shall issue or sell any shares of Common Stock (as actually issued or, pursuant to Section 4(i)(iii) below, deemed to be issued) for a consideration per share less than the Conversion Price in effect immediately prior to such issue or sale (the “Prior CP”), then immediately upon such issue or sale the Conversion Price shall be reduced to a price (calculated and rounded upward to the nearest tenth of a cent) (the “New CP”) determined by multiplying the Prior CP by a fraction, the numerator of which shall be the number of shares of “Calculated Securities” (as defined below) outstanding immediately prior to such issue or sale plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of

Common Stock so issued or sold (or deemed to be issued or sold) would purchase at the Prior CP (the “New Investment Shares”), and the denominator of which shall be the number of shares of Calculated Securities outstanding immediately prior to such issue or sale plus the number of shares of Common Stock so issued or sold (the “New Shares”). “Calculated Securities” means (A) all shares of Common Stock actually outstanding immediately prior to such issue or sale; (B) all shares of Common Stock issuable upon exercise, conversion or exchange of all Convertible Securities actually outstanding immediately prior to such issue or sale; and (C) all shares of Common Stock reserved for future issuance under any Company stock plan, equity incentive plan, restricted stock plan or other similar arrangement designated and approved by the Board of Directors. This equation is reflected in the following formula:

New CP = Prior CP	x	(Calculated Securities + New Investment Shares)
(Calculated Securities + New Shares)

(ii)
For the purposes of Section 4(i)(i) above, none of the following issuances (or deemed issuances) (collectively, the “Exempted Issuances”) shall be considered the issuance (or deemed issuance) or sale of Common Stock and no reduction of the Conversion Price shall be made as a result thereof:
(A)
The issuance of Common Stock upon the conversion of any outstanding Convertible Securities as of the Filing Date or upon the conversion of the Preferred Stock.
(B)
The issuance of Convertible Securities or shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4(f) or Section 4(g) above and shares of Common Stock issued or deemed issued as a dividend or Distribution on Preferred Stock.
(C)
The issuance of shares of Common Stock (subject to adjustment from time to time for Recapitalizations) and/or options, warrants or rights to purchase Common Stock and the Common Stock issued pursuant to such options, warrants or other rights to employees, consultants, officers or directors pursuant to any stock plans, equity incentive plans, restricted stock plans or other similar arrangements designated and approved by the Board of Directors.
(D)
The issuance of shares of Common Stock or Convertible Securities to lenders, financial institutions, equipment lessors, landlords, brokers or similar entities (in each case, to the extent such third party is unaffiliated with the Company or any of its officers or directors) in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, in each case, the terms of which are approved by the Board of Directors.

(E)
Shares of Common Stock issued or issuable pursuant to a Qualified IPO.
(F)
The issuance of shares of Common Stock or Convertible Securities in connection with bona fide acquisitions, mergers, business combinations or similar transactions, in each case, the terms of which are approved by the Board of Directors, which affirmative vote must include at least one Preferred Director.
(G)
The issuance of shares of Common Stock or Convertible Securities to an entity in connection with a corporate strategic relationship or transaction, the principal purpose of which the Board of Directors (which affirmative vote must include at least one Preferred Director) has determined is other than the raising of capital through the sale of equity securities of the Company and which terms are approved by the Board of Directors.
(H)
The issuance of shares of Common Stock or Convertible Securities in any other transaction in which exemption from Section 4(i)(i) is approved by holders of a majority of the then outstanding shares of Preferred Stock voting together as a single class on an as-converted basis, which approval shall expressly refer to this Section 4(i)(ii)(H) and the issuance approved.
(I)
The issuance of shares of Common Stock or Convertible Securities to suppliers or third party service providers (in each case, to the extent such supplier or third party service provider is unaffiliated with the Company or any of its officers or directors) in connection with the provision of goods or service, in each case, the terms of which are approved by the Board of Directors.
(J)
The issuance of shares of Common Stock or Convertible Securities in connection with any settlement of any action, suit, proceeding or litigation, in each case, the terms of which are approved by the Board of Directors.
(K)
Shares of Common Stock issued or issuable pursuant to Section 4(i)(i) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 4(i).
(L)
The issuance of Common Stock upon the exercise, conversion or exchange of Convertible Securities issued in accordance with this subsection (ii).
(M)
The issuance of any shares of Series D Preferred Stock issued pursuant to the provisions of Section 2(a) above.
(N)
The issuance of any shares of Series Junior Preferred Stock and Convertible Securities convertible into shares of Series Junior Preferred Stock issued pursuant to the Purchase Agreement.
(iii)
For the purposes of Section 4(i)(i) above, the following subsections (A) to (E), inclusive, shall also be applicable:
(A)
In case at any time the Company shall grant any Options or shall fix a record date for the determination of holders entitled to received such Options, whether or not such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Options, plus, in the case of any such Options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options as set forth in the instrument relating thereto assuming the satisfaction of any conditions to the exercisability, convertibility or exchangeability) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued for such price per share.
(B)
In case at any time the Company shall issue or sell any Convertible Securities (excluding Common Stock and Convertible Securities issued in accordance with Section 4(i)(ii) above), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities as set forth in the instrument relating thereto assuming the satisfaction of any conditions to the exercisability, convertibility or exchangeability) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided, that, if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 4(i)(iii), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
(C)
In case at any time any shares of Common Stock, Convertible Securities or Options shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Convertible Securities or Options shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors. In case any shares of Common Stock, Convertible Securities or Options shall be issued in connection with any merger of another entity into the Company, the amount of consideration therefor shall be deemed to be the fair value of the assets of such merged corporation as determined by the Board of Directors after deducting therefrom all cash and other consideration (if any) paid by the Company in connection with such merger.
(D)
If the terms of any Convertible Security or Option (excluding Convertible Securities or Options issued in accordance with Section 4(i)(ii) above), the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of this Section 4(i), are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (x) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Convertible Security or Option or (y) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Convertible Security or Option (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Convertible Security or Option. Notwithstanding the foregoing, no adjustment pursuant to this subsection (D) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date or (ii) the Conversion Price that would have resulted from any issuances of shares of Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue or sale between the original adjustment date and such readjustment date.
(E)
If the terms of any Convertible Security or Option (excluding Convertible Securities or Options which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive securities set forth in Section 4(i)(ii), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 4(i)) (either because the consideration per share (determined pursuant to Section 4(i)(iii)(C) hereof) of the Common Stock was equal to or greater than the Conversion Price then in effect, or because such Convertible Security or Option was issued before the Filing Date)) are revised after the Filing Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (x) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Convertible Security or Option or (y) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Convertible Security or Option, as so amended, and the Common Stock subject thereto (determined in the manner provided in Section 4(i)(iii)(A) or (B) above, as applicable) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(j)
Certificate of Adjustments. Upon the occurrence of each adjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment and furnish to each holder of Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall, as promptly as practicable, upon the written request at any time of any holder of Preferred Stock, furnish to such holder a like certificate setting forth (i) any and all adjustments made to the Preferred Stock since the date of the first issuance of Preferred Stock; (ii) the Conversion Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(k)
Notices of Record Date. In the event that the Company shall propose at any time (i) to declare any dividend or distribution; (ii) to effect any reclassification or recapitalization; or (iii) to effect a Liquidation Event; then, in connection with each such event, the Company shall send to the holders of shares of the Preferred Stock written notice at least ten (10) days prior to the record date or effective date for such event. The notice shall specify, as the case may be, (A) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (B) the effective date on which such reclassification, recapitalization or Liquidation Event is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reclassification, recapitalization or Liquidation Event, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed sent to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at such holder’s address appearing on the books of the Company.
(l)
Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary (including, without limitation, engaging in reasonable best efforts to obtain the requisite stockholder approval of any amendment to this Amended and Restated Certificate of Incorporation) to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
(m)
Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the written consent or vote of the holders of at least a majority of the then outstanding shares of such series of Preferred Stock. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.
5.
Voting.
(a)
General. Except as otherwise expressly provided herein or as required by law, the holders of shares of Preferred Stock and the holders of shares of Common Stock shall vote together and not as separate classes, including, but not limited to, with respect to any increase or decrease of the authorized shares of Common Stock. Subject to the provisions of Section 6 of this Article V, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote or written consent of the holders of at least a majority of the stock of the Company entitled to vote (voting together as a single class and not as separate series, and on an as-converted basis) irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

(b)
Preferred Stock. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock held by such holder could then be converted. The holders of shares of Preferred Stock shall be entitled to vote on all matters on which the holders of shares of Common Stock shall be entitled to vote other than those matters upon which, pursuant to applicable law or this Amended and Restated Certificate of Incorporation, the holders of Common Stock are entitled to vote separately as a class. The holders of shares of the Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.
(c)
No Series Voting. Other than as provided herein or required by law, there shall be no series voting.
(d)
Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.
(e)
Election of Directors. The holders of the outstanding shares of Series D Preferred Stock, voting exclusively as a single class, shall be entitled to elect the three (3) Series D Directors. The holders of the outstanding shares of Series C Stock, voting exclusively as a single class, shall be entitled to elect the Series C Director. The holders of the outstanding shares of Series B Preferred, voting exclusively as a single class, shall be entitled to elect the Series B Director. The holders of the outstanding shares of Series A-1 Preferred, voting exclusively as a single class, shall be entitled to elect the Series A-1 Director. The holders of the outstanding shares of Common Stock, voting separately as a single class, shall be entitled to elect the two (2) Common Directors. All other directors of the Company shall be elected by the holders of a majority of shares of Preferred Stock and Common Stock then outstanding, voting together as a single class and on an as-converted basis or as otherwise specified in that certain Voting Agreement, dated on or about the Original Issue Date, by and among the Company and parties thereto. Any director elected pursuant to this Section 5(e) may be removed with or without cause only by the affirmative vote or written consent of the holders of the shares of the class, series or classes of stock entitled to elect such director or directors. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Company is subject to Section 2115 of the California Corporations Code. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only directors elected by the same class, series or classes of stockholders as those who would be entitled to vote to fill such vacancy shall vote to fill such vacancy.
6.
Protective Provisions.
(a)
Approval by Preferred Stock. Notwithstanding Section 5 of this Article V, for so long as at least 20,119,092 shares of Preferred Stock remain outstanding (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the shares of the Preferred Stock then outstanding, voting together as a single class and not as separate series, and on an as-converted basis, directly or indirectly, take any of the following actions (whether by amendment, merger, recapitalization or otherwise), and any such action taken or transaction entered into without such approval shall be null and void ab initio, and of no force or effect:
(i)
effect any alteration, repeal, waiver, change or amendment of the rights, privileges or preferences of the Preferred Stock in a manner that adversely affects the rights, privileges or preferences of the Preferred Stock or any series thereof;
(ii)
amend, modify or repeal any provision of this Amended and Restated Certificate of Incorporation or the Company’s bylaws;
(iii)
effect any authorization, creation or issuance of (or any obligation to authorize, create or issue) any securities of the Company having (or convertible into or exercisable for securities of the Company having) rights, preferences or privileges senior to or pari passu with any of the rights, preferences or privileges of any series of Preferred Stock;
(iv)
effect any increase or decrease of the authorized number of shares of Preferred Stock or any series of Preferred Stock or Common Stock;
(v)
liquidate, dissolve or wind-up the business or affairs of the Company, effect any merger or consolidation, acquire any company or the assets of another company, or consummate a Liquidation Event;
(vi)
effect any change in the authorized number of directors of the Company;
(vii)
redeem or repurchase shares of the Company’s stock or securities, except in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers or directors upon termination of their employment or services pursuant to agreements under which the Company has the option to repurchase such shares at a price that is no greater than cost upon the occurrence of certain events, such as the termination of employment or through the exercise of any right of first refusal or (B) pursuant to agreements providing for the right of repurchase or the exercise of a contractual right of first refusal in favor of the Company;
(viii)
authorize or declare a dividend or other Distribution on any of the Company’s stock;
(ix)
create or authorize the creation of any debt security or instrument or otherwise incur new indebtedness if the Company’s aggregate indebtedness would exceed $500,000, unless (i) the issuance of such debt security or instrument has received the prior unanimous approval of the Board of Directors and (ii) following such issuance, the Company’s aggregate indebtedness would not exceed $10,000,000, excluding all debt or similar instruments that are entered into on or around the date hereof in connection with that certain Purchase and Sale Agreement, by and between the Company and Knowles Corporation, pursuant to which the Company has acquired or will acquire certain assets, equity and liabilities from Knowles Corporation, its affiliates and its subsidiaries;
(x)
make material changes to the Company’s current business plan or principal line of business; or

(xi)
amend this Section 6(a).
(b)
Approval by Series A Preferred Stock. Notwithstanding Section 5 and Section 6(a), (c), (d), (e), or (f) of this Article V, for so long as 2,260,712 shares of Series A Preferred Stock remain outstanding (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the shares of the Series A Preferred Stock then outstanding, voting together as a single class and as a separate series, directly or indirectly, take any of the following actions (whether by amendment, merger, recapitalization or otherwise), and any such action taken or transaction entered into without such approval shall be null and void ab initio, and of no force or effect:
(i)
amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or the Company’s bylaws in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;
(ii)
increase or decrease (other than for decreases resulting from conversion of the Series A Preferred Stock) the authorized number of shares of Series A Preferred Stock; or
(iii)
amend this Section 6(b).
(c)
Approval by Series B Preferred. Notwithstanding Section 5 and Section 6(a), (b), (d), (e), or (f) of this Article V, for so long as 3,822,452 shares of Series B Preferred remain outstanding (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the shares of the Series B Preferred then outstanding, voting together as a single class and as a separate series, directly or indirectly, take any of the following actions (whether by amendment, merger, recapitalization or otherwise), and any such action taken or transaction entered into without such approval shall be null and void ab initio, and of no force or effect:
(i)
amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or the Company’s bylaws in a manner that adversely affects the powers, preferences or rights of the Series B Preferred;
(ii)
increase or decrease (other than for decreases resulting from conversion of the Series B Preferred) the authorized number of shares of Series B Preferred;
(iii)
waive or amend the Liquidation Preference of the Series B Preferred or, notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation, waive the treatment of any transaction as a Liquidation Event; or
(iv)
amend this Section 6(c).
(d)
Approval by Series C Stock. Notwithstanding Section 5 and Section 6(a), (b), (c), (e), or (f) of this Article V, for so long as 6,405,418 shares of Series C Stock remain outstanding (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the shares of the Series C Stock then outstanding, voting together as a single class and as a separate series, directly or indirectly, take any of the following actions (whether by amendment, merger, recapitalization or otherwise), and any such action taken or transaction entered into without such approval shall be null and void ab initio, and of no force or effect:
(i)
amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or the Company’s bylaws in a manner that adversely affects the powers, preferences or rights of the Series C Stock;
(ii)
increase or decrease: (a) the authorized number of shares of Series C Preferred (other than for decreases resulting from conversion of the Series C Preferred); or (b) the authorized number of shares of Series C-1 Preferred (other than for decreases resulting from conversion of the Series C-1 Preferred);
(iii)
waive or amend the Liquidation Preference of: (a) the Series C Preferred or, notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation, waive the treatment of any transaction as a Liquidation Event; or (b) the Series C-1 Preferred or, notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation, waive the treatment of any transaction as a Liquidation Event; or
(iv)
amend this Section 6(d).
(e)
Approval by Series D Preferred Stock. Notwithstanding Section 5 and Section 6(a), (b), (c), (d), or (f) of this Article V, for so long as 7,292,819 shares of Series D Preferred Stock remain outstanding (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the shares of each of the Series D-1 Preferred and Series D-2 Preferred then outstanding, each voting as a separate class and as a separate series, directly or indirectly, take any of the following actions (whether by amendment, merger, recapitalization or otherwise), and any such action taken or transaction entered into without such approval shall be null and void ab initio, and of no force or effect:
(i)
amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or the Company’s bylaws in a manner that adversely affects the powers, preferences or rights of the Series D Preferred Stock;
(ii)
increase or decrease the authorized number of shares of Series D Preferred Stock (other than for decreases resulting from conversion of the Series D Preferred Stock);
(iii)
waive or amend the Liquidation Preference of the Series D Preferred Stock or, notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation, waive the treatment of any transaction as a Liquidation Event; or
(iv)
amend this Section 6(e).

(f)
Approval by Series Junior Preferred Stock. Notwithstanding Section 5 and Section 6(a), (b), (c), (d), or (e) of this Article V, for so long as 1,069,290 shares of Series Junior Preferred Stock remain outstanding (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), the Company shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the shares of Series Junior Preferred then outstanding, each voting as a separate class and as a separate series, directly or indirectly, take any of the following actions (whether by amendment, merger, recapitalization or otherwise), and any such action taken or transaction entered into without such approval shall be null and void ab initio, and of no force or effect:
(i)
amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or the Company’s bylaws in a manner that adversely affects the powers, preferences or rights of the Series Junior Preferred Stock;
(ii)
increase or decrease the authorized number of shares of Series Junior Preferred Stock (other than for decreases resulting from conversion of the Series Junior Preferred Stock);
(iii)
waive or amend the Liquidation Preference of the Series Junior Preferred Stock or, notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation, waive the treatment of any transaction as a Liquidation Event; or
(iv)
amend this Section 6(f).
7.
Redemption. The Preferred Stock is not redeemable.
8.
Reissuance of Preferred Stock. In the event that any shares of Preferred Stock shall be converted pursuant to Section 4 or otherwise repurchased by the Company, the shares so converted, redeemed or repurchased shall be cancelled and shall not be reissued, sold or transferred by the Company. Neither the Company nor any of its subsidiaries may exercise any voting or other rights granted to holders of Preferred Stock following redemption.
9.
Notices. Any notice required by the provisions of this Article V to be given to the holders of shares of Preferred Stock shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case addressed to each holder of record at such holder’s address appearing on the books of the Company.

ARTICLE VI

Subject to any additional vote required by this Amended and Restated Certificate of Incorporation, the Board of Directors shall have the power to adopt, amend and repeal the bylaws of the Company (except insofar as the bylaws of the Company as adopted by action of the stockholders of the Company shall otherwise provide). Any bylaws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders, and the powers conferred in this Article VI shall not abrogate the right of the stockholders to adopt, amend and repeal bylaws.

ARTICLE VII

Election of directors need not be by written ballot unless the bylaws of the Company shall so provide.

ARTICLE VIII

Subject to the provisions set forth in this Amended and Restated Certificate of Incorporation, the Company reserves the right to amend the provisions in this Amended and Restated Certificate of Incorporation and in any certificate amendatory hereof in the manner now or hereafter prescribed by law and this Amended and Restated Certificate of Incorporation, and all rights conferred on stockholders or others hereunder or thereunder are granted subject to such reservation.

ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Company may provide. The books of the Company may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Company.

ARTICLE X

1.
To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of the State of Delaware is amended after the Filing Date to authorize corporate action further eliminating or limiting the personal liability of directors of the Company, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.
2.
To the fullest extent permitted by applicable law, the Company is also authorized to provide indemnification of (and advancement of expenses to) such directors and officers (and any other persons to which the General Corporation Law of the State of Delaware or other applicable state law permits the Company to provide indemnification) who are made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he/she, his/her testator or intestate is or was a director, officer, employee or agent of the Company or any predecessor of the Company or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Company or any predecessor to the Company to the same extent as permitted by law, through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware or other applicable state law, subject only to limits created by the General Corporation Law of the State of Delaware or other applicable state law (statutory or non-statutory), with respect to actions for breach of duty to a company, its stockholders, and others.

3.
Neither any amendment nor repeal of this Article X, nor the adoption of any provision of the Company’s Certificate of Incorporation inconsistent with this Article X, shall (a) eliminate or reduce the effect of this Article X in respect of any matter occurring or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision, or (b) increase the liability of any director, officer or other agent of the Company with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.
4.
The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

ARTICLE XI

The Company, on behalf of itself and its affiliates, renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity, provided that the Covered Person (as defined below) acts in good faith. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Company who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, the persons delineated in (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to or acquired by a Covered Person in such Covered Person’s capacity as a Company director or with the primary purpose of forming a strategic or commercial relationship with the Company or any of its subsidiaries. Any repeal or modification of this Article XI shall only be prospective and shall not affect the rights under this Article XI in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.